                                                                    EXHIBIT 99.1



                            [CYTRX CORPORATION LOGO]


FOR ADDITIONAL INFORMATION:


CytRx Corporation:
Matthew Natalizio
Chief Financial Officer
310/826-5648
mnatalizio@cytrx.com


Investor Relations Group:
Jane Lin/John Nesbett
212/825-3210


         CYTRX CORPORATION REPORTS THIRD QUARTER 2004 FINANCIAL RESULTS


Los Angeles, CA -- November 9, 2004 -- CytRx Corporation (Nasdaq: CYTR) today reported its consolidated financial results for the quarter ended September 30, 2004.

CytRx Corporation (CytRx), a leader in small molecule drug development and RNA interference (RNAi) technology, is focused on creating a significant and sustainable product line to modify proteins responsible for ALS, obesity, type 2 diabetes, HIV, and cytomegalovirus.

Steven Kriegsman, CytRx's President and CEO, stated, "In the third quarter of 2004, we were very pleased to have been able to reduce our losses from the previous quarter. We also, negotiated the acquisition of the clinical and pharmaceutical assets of Biorex Research & Development RT., and a related private placement of equity, both of which were consummated on October 4, 2004. As a result of the Biorex transaction, CytRx has taken a step forward towards our goal of becoming a major therapeutics company. The Biorex assets that we acquired include compounds with the potential to enter Phase II trials for ALS, type 2 diabetes and diabetic retinopathy, and we are expecting to enter the clinic with a Phase II trial for ALS in the second quarter of 2005."

Revenues

For the three months ended September 30, 2004 and 2003, we did not earn any revenues. For the nine months ended September 30, 2004, revenues were $0.3 million, which were generated from a licensing agreement with SynthRx, Inc. for FLOCOR(TM) and other related technologies, while no revenues were reported for the corresponding nine month period in 2003.

Net Loss

For the third quarter of 2004, we reported a net loss of $2.8 million or $0.08 per share, as compared to a net loss of $8.8 million or $0.30 per share for the three months ended September 30, 2003. Included in the $8.8 million net loss for 2003 was a $6.0 million charge related to our write-off of an investment in an unconsolidated subsidiary. There is no comparable expense in 2004. For the nine months ended September 30, 2004, CytRx reported a net loss of $10.6 million or $0.30 per share, versus a net loss of $14.7 million or $0.59 per share for the comparable period of 2003.

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Research and Development Expenses

Total research and development expenses were $1.3 million for the quarter ended September 30, 2004 as compared with $1.5 million for the comparable period of 2003. For the nine months ended September 30, 2004, CytRx reported research and development expenses of $5.0 million versus $3.7 million for the comparable nine month period of 2003. The greater research and development expenses incurred in the nine months ended September 30, 2004 resulted from the increased activities at our subsidiary, CytRx Laboratories, on RNAi and small molecule drug research and development.

General and Administrative Expenses

General and administrative expenses were $1.5 million for the quarter ended September 30, 2004 as compared to $1.2 million for the prior period. For the nine months ended September 30, 2004, general and administrative expenses were $6.1 million versus $4.4 million for the comparable period in 2003. The higher general and administrative expenses incurred during the nine months ended September 30, 2004 were the result of higher accounting fees associated with our change in auditors, severance payments to certain former executives, and legal fees related to both of the foregoing.

Cash and Marketable Securities

At September 30, 2004, CytRx had total cash and short-term investments of $4.4 million and working capital of $2.9 million as compared to $11.6 million in cash and short-term investment and $10.8 million as of December 31, 2003.

Third Quarter Highlights

        - On October 4, 2004, CytRx Corporation acquired all of the clinical and pharmaceutical assets and related intellectual property of Hungary-based Biorex Research & Development RT. (Biorex), a privately held biotechnology company focused on the development of novel small molecules with broad therapeutic applications in neurology, diabetes, and cardiology.

        - In conjunction with the Biorex transaction, CytRx completed a private placement of 4,000,000 shares of its common stock to institutional investors, with gross proceeds of $4 million. The company also issued warrants to purchase an additional 2,800,000 shares of common stock exercisable at an exercise price of $1.69 per share for a period of five years.

        - Advanced Bioscience Laboratories (ABL) and the University of Massachusetts Medical School (UMMS) investigators are enrolling and inoculating the final cohort of volunteers in the Phase I trial for the HIV vaccine developed by UMMS and ABL and funded by an approximately $16.0 million grant from the National Institute of Allergy and Infectious Diseases (NIAID), part of the National Institutes of Health. The HIV vaccine is exclusively licensed to CytRx by UMMS and ABL

        - CytRx Corporation and the University of Massachusetts Medical School (UMMS) significantly broadened their existing strategic alliance with a new collaboration and invention disclosure agreement giving CytRx option rights to license new technologies developed at UMMS over the next three years in the fields of RNAi, type 1 and type 2 diabetes, obesity, neurodegenerative diseases (including ALS) and cytomegalovirus.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company, based in Los Angeles with a subsidiary in Worcester, Massachusetts. The company is engaged in the development of products, primarily in the area of small molecules and ribonucleic acid interference (RNAi), in a variety of therapeutic categories. The company recently acquired 3 clinical stage compounds and a library of 500 small molecule drug candidates from Biorex Research & Development Company. The company has a broad-based strategic alliance with the University of Massachusetts Medical School to develop novel compounds in the areas of ALS, obesity, type 2 diabetes and CMV using RNAi technology. CytRx also licensed from UMMS the rights to a DNA-based HIV vaccine technology currently in a Phase I clinical trial. The company also has a research program with Massachusetts General Hospital, Harvard University's teaching hospital, to use RNAi technology to develop a drug for the treatment of ALS. For more information, visit CytRx's website at www.cytrx.com.


This press release may contain forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward- looking statements, including risks or uncertainties related to the early stage of CytRx's diabetes, obesity, CMV and ALS research, the need for future clinical testing of any RNAi-based products and small molecules that may be developed by CytRx, uncertainties regarding the scope of the clinical testing that may be required by regulatory authorities for the products acquired from Biorex and other products and the outcomes of those tests, the significant time and expense that will be incurred in developing any of the potential commercial applications for CytRx's RNAi technology or small molecules, CytRx's need for additional capital to fund its ongoing working capital needs, including ongoing research and development expenses related to the drugs purchased from Biorex, risks relating to the enforceability of any patents covering CytRx's products and to the possible infringement of third party patents by those products, and the impact of third party reimbursement policies on the use of and pricing for CytRx's products. Additional uncertainties and risks are described in CytRx's most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.



                                     (more)
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                                CYTRX CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                 SEPTEMBER 30,        DECEMBER 31,
                                                                     2004                 2003
                                                                -------------        -------------
                                                                 (UNAUDITED)
ASSETS
Current assets:
      Cash and short-term investments                           $   4,436,921        $  11,644,446
      Prepaid and other current assets                                736,569              236,349
                                                                -------------        -------------
           Total current assets                                     5,173,490           11,880,795
Property and equipment, net                                           475,149              227,413
Prepaid insurance and other assets                                    242,888              216,076
                                                                -------------        -------------
      Total assets                                              $   5,891,527        $  12,324,284
                                                                =============        =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
      Accounts payable                                          $     797,184        $     738,135
      Accrued expenses and other current liabilities                1,470,427              381,977
                                                                -------------        -------------
           Total current liabilities                                2,267,611            1,120,112
Accrued loss on facility abandonment                                  233,233              312,433
Deferred gain on sale of building                                      72,892               93,836
Deferred revenue                                                      275,000              275,000
                                                                -------------        -------------
           Total liabilities                                        2,848,736            1,801,381
                                                                -------------        -------------
Minority interest in subsidiary                                       214,677              330,287
                                                                -------------        -------------

Commitments and contingencies
Stockholder' equity:
      Preferred Stock, $0.01 par value, 5,000,000
        shares authorized, including 5,000
        shares of Series A Junior Participating
        Preferred Stock; no shares issued and outstanding                  --                   --

      Common stock, $0.001 par value, 100,000,000
        shares authorized; 36,097,000 and 34,392,000
        shares issued at September 30, 2004 and
        December 31, 2003, respectively                                36,097               34,392
Additional paid-in capital                                        105,503,456          102,239,460
Treasury stock, at cost (633,816 shares held at
  September 30, 2004 and December 31, 2003)                        (2,279,238)          (2,279,238)
Accumulated deficit                                              (100,432,201)         (89,801,998)
                                                                -------------        -------------
      Total stockholders' equity                                    2,828,114           10,192,616
                                                                -------------        -------------
      Total liabilities and stockholders' equity                $   5,891,527        $  12,324,284
                                                                =============        =============

                                CYTRX CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                   THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                    SEPTEMBER 30,
                                                            ------------------------------      ------------------------------
                                                                 2004              2003              2004              2003
                                                            ------------      ------------      ------------      ------------
Revenues:
      License Fees                                          $         --      $         --      $    328,164      $         --
      Other                                                           --                --                --                --
                                                            ------------      ------------      ------------      ------------
                                                                      --                --           328,164                --
                                                            ------------      ------------      ------------      ------------

Expenses
      Research and development (includes $40,000
           and $1,334,000 of non-cash stock-based
           expense for the three and nine month periods
           ended September 30, 2004; $1,072,000 and
           $2,901,000 of non-cash stock-based expense
           for the three and nine month periods ended
           September 30, 2003, respectively)                   1,326,566         1,459,348         4,968,446         3,731,967
      Depreciation and amortization                               31,828           182,908            73,636           548,537

      Common stock, stock options and warrants
           issued for selling, general and
           administrative services                               134,314           184,114           939,601         1,821,643

      Selling, general and administrative                      1,360,343         1,016,288         5,143,042         2,570,128
                                                            ------------      ------------      ------------      ------------
                                                               2,853,051         2,842,658        11,124,725         8,672,275
                                                            ------------      ------------      ------------      ------------

Loss before other income (expense)                            (2,853,051)       (2,842,658)      (10,796,561)       (8,672,275)
Other income (expense):
      Interest income                                             10,995            19,977            50,748            47,292
      Minority interest in losses of subsidiary                   46,353             1,818           115,610             1,818
      Equity in losses of minority-owned entity                       --        (5,955,659)               --        (6,113,769)

Net loss                                                    $ (2,795,703)     $ (8,776,522)     $(10,630,203)     $(14,736,934)
                                                            ============      ============      ============      ============

Basic and diluted:
      Loss per common share                                 $      (0.08)     $      (0.30)     $      (0.30)     $      (0.59)
                                                            ============      ============      ============      ============
      Weighted average shares outstanding                     35,306,313        29,355,537        34,865,315        25,180,225
                                                            ============      ============      ============      ============


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                                CYTRX CORPORATION
                    CONDENSED CONSOLIDATED FINANCIAL SUMMARY
                                   (UNAUDITED)


BALANCE SHEET HIGHLIGHTS
(IN THOUSANDS)

                                    SEPTEMBER 30, 2004    DECEMBER 31, 2003
Cash and short-term investments         $ 4,437                $11,644
Total assets                            $ 5,892                $12,324
Total liabilities                       $ 2,849                $ 1,801
Working capital                         $ 2,906                $10,761
Common shares outstanding                36,097                 34,392